Exhibit 99.1

       MUELLER WATER PRODUCTS ANNOUNCES FISCAL THIRD QUARTER 2006 RESULTS

               - Strong Growth in Revenues and Operating Income -
          - Synergy Implementation and Spin-Off Plans Remain on Track -
                - Company Provides Full-Year 2006 Expectations -

TAMPA, Fla., Aug. 1 /PRNewswire-FirstCall/ -- Mueller Water Products, Inc. (NYSE: MWA) today reported earnings of $38.8 million, or $0.41 per diluted share for its fiscal third quarter ended June 30, 2006, compared with earnings of $3.6 million or $0.04 per diluted share in the fiscal third quarter last year. Prior year results do not include the earnings of the Mueller Co., Anvil and Corporate segments, which were acquired by Walter Industries, Inc.'s (NYSE: WLT) U.S. Pipe subsidiary on Oct. 3, 2005. Earnings per share in the current quarter were positively impacted by an income tax benefit adjustment and by using 95.348 million weighted average shares for its third quarter earnings per share calculation, which is lower than the 114.595 million total basic shares currently outstanding.

"Mueller Water Products' fiscal third quarter operating results were very strong as valve and hydrant volumes and synergy benefits exceeded our expectations," said Chairman and CEO Gregory E. Hyland. "On the heels of the successful IPO of this business and strong financial performance, we remain on schedule to spin-off the Company from Walter Industries by the end of this calendar year."

As Mueller Co. and Anvil were acquired by U.S. Pipe on Oct. 3, 2005, their fiscal third quarter 2005 segment results are not included in the comparable prior-year period financial statements. However, in an effort to enhance comparability and evaluate third quarter period-to-period performance, the following current quarter performance analysis is compared to prior-year-period results reported by Mueller Water Products before the acquisition.

Operating Results

Net sales and revenues for the fiscal third quarter were $500.0 million, up 9.0 percent versus the prior-year period, primarily driven by significant growth in the iron gate valve and hydrant product lines. Revenues also increased due to demand from commercial construction markets and higher volume from the oil- servicing business. Ductile iron pipe revenues were flat on a quarter-over- quarter basis, as higher pricing offset a 4.4 percent decline in tons shipped.

Operating income for the quarter totaled $69.4 million, up 17.2 percent versus the prior-year period, primarily due to higher volumes and realized synergy benefits, partially offset by $5.4 million of increased brass ingot costs. Operating income for the current quarter includes $3.2 million of closure costs for U.S. Pipe's Chattanooga facility and $9.9 million of incremental intangibles amortization and depreciation expense primarily associated with the acquisition.

Mueller Co. implemented price increases totaling 22.0 percent on its brass products and 12.0 percent on its iron gate valves and hydrants during the third quarter, which are expected to offset higher material costs and improve margins.

"We experienced very strong market demand for valves and hydrants in the third quarter and instituted price increases to offset higher material costs, which will benefit future results. We are running at high levels of capacity utilization and our synergies are being realized at an accelerated pace," Hyland said.

Corporate Expenses, Interest and Taxes

Corporate expenses were $7.4 million for the quarter, compared to $11.8 million in last year's third quarter. Last year's results include $1.4 million of expenses incurred to sell the Company to Walter Industries and $1.4 million of non-recurring salary expense.

The Company's interest expense for the quarter ended June 30, 2006 was $31.9 million, which included a $4.1 million write-off of deferred financing fees associated with the partial early repayment of the bank term loan. Interest expense for the fiscal fourth quarter ending Sept. 30, 2006 is expected to be approximately $30.9 million, which includes $8.0 million of net interest expense associated with the partial pay down of debt in the fourth quarter. Ongoing interest expense in fiscal 2007 is expected to be approximately $24 million per quarter.

The Company recorded a significant tax benefit in the third quarter to true- up the Company's effective tax rate to 68 percent for the nine months ended June 30, 2006. The 68 percent effective tax rate is caused by the relationship between the Company's forecasted net income for the fiscal year ended Sept. 30, 2006, and the amount of non-deductible, high-yield interest expense. The Company expects its tax rate to be approximately 68 percent in the fourth quarter ending Sept. 30, 2006 and 42 percent in fiscal 2007.

Synergy Implementation Program

The Company continues to execute its synergy implementation program ahead of schedule. Once the current synergy plan is fully implemented in early fiscal year 2008, the Company expects to achieve synergy-related run-rate operating income improvements at the high end of its previously announced expected benefit range of $40 million to $50.0 million. Through June 30, 2006, the Company has achieved run-rate synergies of approximately $30 million. For the nine months ended June 30, 2006, the Company's operating income includes approximately $14 million of net realized synergies, excluding approximately $50.0 million of costs associated with the closure of the U.S. Pipe Chattanooga plant.

Adjusted EBITDA and Fiscal Year Adjusted EBITDA Expectations

Adjusted EBITDA (see non-GAAP measure disclosure below) for the twelve months ended June 30, 2006 was $333.7 million, compared to $260.4 million for the previous twelve-month period ended June 30, 2005. Adjusted EBITDA for the fiscal third quarter ended June 30, 2006 was $97.4 million, up 23.9 percent versus last year's third quarter, due to increased revenues and higher levels of plant productivity. The operating improvements were also driven by achieving better-than-expected results from the Company's synergy implementation programs.

Based on current business forecasts and anticipated market conditions, the Company expects to generate Adjusted EBITDA for the full year 2006 in the range of $340.0 million to $350.0 million.

"We expect to finish the year strong," said Hyland. "In the fiscal fourth quarter, we expect valve, hydrant and ductile iron pipe volumes to increase, and to remain ahead of schedule with our integration and synergy implementation programs."

The full-year range of Adjusted EBITDA, in addition to general market conditions, reflects sensitivity related to:


    * Seasonal volume increases in valves, hydrants and ductile iron pipe
    * Realization of recent price increases to offset raw material cost increases
    * Continued increases in realization of synergy benefits

    IPO and Spin-Off Update

On June 1, 2006, the Company completed its initial public offering, generating approximately $429.3 million of net cash proceeds. In June, the Company used $246.0 million to repay a portion of its bank term loan. In addition, approximately $183.3 million of cash at June 30, 2006, was used on July 3, 2006 as follows: $110.3 million for the partial redemption of the 10 percent senior subordinated notes; $52.5 million for the partial redemption of the 14.75 percent senior discount notes; $1.8 million for accrued interest on the 10 percent senior subordinated notes; and $18.7 million for prepayment premiums and other debt repayment costs. At June 30, 2006, the Company's debt- to-capital ratio, after giving effect to the July 3 debt paydown, was approximately 49 percent.

Mueller Water Products' largest shareholder is Walter Industries, which owns all of the Company's 85.8 million Class B Shares, representing its
74.9 percent ownership interest. Walter Industries has announced its intention to divest its entire ownership position in the form of a tax-free spin-off to its shareholders approximately 180 days after the Company's initial public offering.

Use of Non-GAAP Measures

Adjusted EBITDA represents income before depreciation, amortization, interest expense, interest income, income taxes, cumulative effect of change in accounting principles, environmental insurance proceeds, acquisition related adjustments such as the cost of the closure of the U.S. Pipe Chattanooga, Tenn. facility and adjustments made as a result of the acquisition to increase the manufactured cost of acquired inventory to fair value. The Company presents Adjusted EBITDA because we consider it an important supplemental measure of our performance and believe it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry, substantially all of which present Adjusted EBITDA when reporting their results.

In addition, the credit agreement uses EBITDA (with additional adjustments) to measure compliance with covenants, such as interest coverage and debt incurrence.

A form of EBITDA is also widely used by the Company and others in its industry to evaluate and price potential acquisition candidates.

Adjusted EBITDA has limitations as an analytical tool, and investors should not consider it in isolation, or as a substitute for analysis of the Company's results as reported under GAAP. Some of these limitations are:

Adjusted EBITDA does not reflect the Company's cash expenditures or future requirements for capital expenditures or contractual commitments. Adjusted EBITDA does not reflect changes in, or cash requirements for, working capital needs.

Adjusted EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments on debts. Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements; and other companies may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.

Adjusted EBITDA is a measure of performance that is not required by, or presented in accordance with, GAAP. Adjusted EBITDA is not a measurement of our financial performance under GAAP and should not be considered as an alternative to net income, operating income or any other performance measures derived in accordance with GAAP.

Conference Call Web cast

Mueller Water Products Chairman and CEO Greg Hyland and members of the Company's leadership team will discuss quarterly results and other general business matters on a conference call and live Web cast to be held in conjunction with Walter Industries' quarterly earnings call on Wednesday, Aug. 2, 2006, at 8:30 a.m. Eastern Daylight Time. To listen to the event live or in archive, visit the Company Web site at http://www.muellerwaterproducts.com .

About Mueller Water Products

Mueller Water Products is a majority-owned subsidiary of Walter Industries, Inc. (NYSE: WLT) with annual revenues of approximately $1.9 billion. The Company is comprised of three main operating segments:
Mueller Co., U.S. Pipe and Anvil. The Company is a leader in water infrastructure, flow control and water transmission products. Based in Tampa, Fla., the Company employs approximately 7,000 people. For more information about Mueller Water Products, please visit the Company's Web site at http://www.muellerwaterproducts.com .

Safe Harbor Statement

Except for historical information contained herein, the statements in this document are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties that may cause the Company's actual results in future periods to differ materially from forecasted results. Those risks include, among others, changes in customers' demand for the Company's products, changes in raw material, labor, equipment and transportation costs and availability, changes in weather conditions, interest rate fluctuations, changes in customer orders, pricing actions by the Company's competitors and general changes in economic conditions. Those risks also include the timing of and ability to execute on any strategic action that may be pursued. Risks associated with forward-looking statements are more fully described in the Company's filings with the Securities and Exchange Commission. The Company assumes no duty to update its outlook statements as of any future date. This release includes certain non-GAAP financial measures, including Adjusted EBITDA.

                         MUELLER WATER PRODUCTS, INC.
                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                 (UNAUDITED)

                                           Three months ended June 30,
                                        ---------------------------------
                                              2006             2005
                                        ---------------   ---------------
                                        (dollars in millions, except per
                                                 share amounts)

Net sales                               $         500.0   $         162.0
Cost of sales                                     365.5             139.2
  Gross profit                                    134.5              22.8
Operating expenses:
  Selling, general and administrative              62.6              10.7
  Related party corporate charges                   2.3               1.8
  Facility rationalization,
   restructuring and related costs                  0.2                --
    Total operating expenses                       65.1              12.5
Income from operations                             69.4              10.3
Interest expense arising from related
 party payable to Walter Industries                  --              (4.9)
Interest expense, net of interest
 income                                           (31.9)               --
  Loss before income taxes                         37.5               5.4
Income tax expense (benefit) (a)                   (1.3)              1.8
  Net income                            $          38.8   $           3.6

Basic income per share                  $          0.41   $          0.04
Diluted income per share                $          0.41   $          0.04
Basic shares                                 95,322,942        85,844,920
Diluted shares                               95,347,640        85,844,920

                                            Nine months ended June 30,
                                        ---------------------------------
                                             2006               2005
                                        ---------------   ---------------
                                        (dollars in millions, except per
                                                 share amounts)

Net sales                               $       1,415.3   $         427.8
Cost of sales                                   1,142.7             381.7
  Gross profit                                    272.6              46.1
Operating expenses:
  Selling, general and administrative             180.5                29
  Related party corporate charges                   6.1               5.5
  Facility rationalization,
   restructuring and related costs                 28.6                --
    Total operating expenses                      215.2              34.5
Income from operations                             57.4              11.6
Interest expense arising from related
 party payable to Walter Industries                  --             (15.9)
Interest expense, net of interest
 income                                           (94.2)             (0.3)
  Loss before income taxes                        (36.8)             (4.6)
Income tax expense (benefit) (a)                  (25.0)              2.5
  Net loss                              $         (11.8)  $          (7.1)

Basic income per share                  $         (0.13)  $         (0.08)
Diluted income per share                $         (0.13)  $         (0.08)
Basic shares                                 89,004,261        85,844,920
Diluted shares                               89,004,261        85,844,920

(a) The Company recorded a tax benefit in the third quarter to true-up the Company's effective tax rate to 68 percent for the nine months ended June 30, 2006. The 68 percent effective tax rate is caused by the relationship between the Company's forecasted net income for the fiscal year ended September 30, 2006 and the amount of non-deductible, high-yield interest expense.

                          MUELLER WATER PRODUCTS, INC.
                              REPORTED GAAP RESULTS
                                   (UNAUDITED)
                              (dollars in millions)

                                              Three Months Ended
                                                    June 30
                                        ---------------------------------
                                              2006              2005
                                        ---------------   ---------------
Revenue
         Mueller Co.                    $         225.5   $            --
         U.S. Pipe                                143.8             162.0
         Anvil                                    136.5                --
         Consolidating Adjustments                 (5.8)               --
         Total                          $         500.0   $         162.0

Operating Income
         Mueller Co.                    $          56.8   $            --
         U.S. Pipe                                  7.6              10.3
         Anvil                                     12.2                --
         Corporate                                 (7.4)               --
         Consolidating Adjustments                  0.2                --
         Total                          $          69.4   $          10.3


                                                Nine Months Ended
                                                    June 30
                                        ---------------------------------
                                              2006              2005
                                        ---------------   ---------------
Revenue
         Mueller Co.                    $         599.0   $            --
         U.S. Pipe                                434.6             427.9
         Anvil                                    396.7                --
         Consolidating Adjustments                (15.0)               --
         Total                          $       1,415.3   $         427.9

Operating Income
         Mueller Co.                    $          92.2   $            --
         U.S. Pipe                                (27.4)             11.6
         Anvil                                     15.7                --
         Corporate                                (22.7)               --
         Consolidating Adjustments                 (0.4)               --
         Total                          $          57.4   $          11.6

                          MUELLER WATER PRODUCTS, INC.
                                COMBINED RESULTS
                                   (UNAUDITED)
                              (dollars in millions)

                                               Three Months Ended
                                                    June 30
                                        ---------------------------------
                                             2006               2005
                                        ---------------   ---------------
Revenue
         Mueller Co.                    $         225.5   $         172.1
         U.S. Pipe                                143.8             162.0
         Anvil                                    136.5             124.8
         Consolidating Adjustments                 (5.8)               --
         Total                          $         500.0   $         458.9

Operating Income
         Mueller Co.                    $          56.8   $          47.8
         U.S. Pipe                                  7.6              10.3
         Anvil                                     12.2              12.9
         Corporate                                 (7.4)            (11.8)
         Consolidating Adjustments                  0.2                --
         Total                          $          69.4   $          59.2

                                               Nine Months Ended
                                                    June 30
                                        ---------------------------------
                                              2006              2005
                                        ---------------   ---------------
Revenue
         Mueller Co.                    $         599.0   $         480.8
         U.S. Pipe                                434.6             427.9
         Anvil                                    396.7             357.4
         Consolidating Adjustments                (15.0)               --
         Total                          $       1,415.3   $       1,266.1

Operating Income
         Mueller Co.                    $          92.2   $         115.0
         U.S. Pipe                                (27.4)             11.6
         Anvil                                     15.7              34.6
         Corporate                                (22.7)            (29.8)
         Consolidating Adjustments                 (0.4)               --
         Total                          $          57.4   $         131.4

                             MUELLER WATER PRODUCTS
                           CONSOLIDATED BALANCE SHEETS
                                   (UNAUDITED)
                              (dollars in millions)


                                        June 30,     March 31,   September 30,
                                         2006         2006           2005
                                       ----------   ----------   -------------
  Assets
Cash and cash equivalents              $    239.7   $     41.1   $          --
Receivables, net of allowance for
 doubtful accounts of $5.5 million,
 $6.5 million, and $0.9 million,
 respectively                               309.2        272.7           118.5
Inventories                                 466.2        460.3           147.2
Deferred income taxes                        58.1         58.1            11.1
Prepaid expenses                             30.8         31.1             1.5
  Total current assets                    1,104.0        863.3           278.3
Property, plant and equipment, net          338.2        340.7           149.2
Deferred financing fees                      25.4         30.7              --
Deferred income taxes                          --           --             9.5
Due from parent, Walter Industries           21.3         20.0              --
Identifiable intangibles, net               842.6        849.0              --
Goodwill                                    860.7        855.5            58.4
Other long-term assets                        9.5          5.6              --
Total assets                           $  3,201.7   $  2,964.8   $       495.4

  Liabilities and Shareholders'
   Equity
Current portion of long-term debt      $    171.7   $     11.5   $          --
Accounts payable                            117.1        110.3            52.5
Accrued expenses                            106.0        109.3            34.7
Payable to affliate, Sloss
 Industries                                   2.0          4.4             2.5
  Total current liabilities                 396.8        235.5            89.7
Long-term debt                            1,132.3      1,537.8              --
Payable to parent, Walter Industries         10.5          2.9           443.6
Accrued pension liability, net              104.3        105.4            53.6
Accumualted postretirement benefits
 obligation                                  47.0         48.3            51.1
Deferred income taxes                       295.2        294.6              --
Other long-term liabilties                   25.4         23.6            12.6
  Total liabilities                       2,011.5      2,248.1           650.6

  Shareholders' equity (deficit)
Common stock, $.01 par value per
 share:
  Class A - 400,000,000 shares
   authorized and 28,750,000 shares
   issued                                     0.3           --              --
  Class B - 200,000,000 shares
   authorized and 85,844,920 shares
   issued                                     0.8           --              --
Capital in excess of par value            1,417.0        988.3            68.3
Accumulated deficit                        (189.9)      (228.7)         (178.1)
Accumualted other comprehensive loss        (38.0)       (42.9)          (45.4)
Total shareholders' equity (deficit)      1,190.2        716.7          (155.2)
Total liabilities and shareholders'
 equity (deficit)                      $  3,201.7   $  2,964.8   $       495.4

                          MUELLER WATER PRODUCTS, INC.
     CONDENSED CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY (DEFICIT) AND
                               COMPREHENSIVE LOSS
                     FOR THE NINE MONTHS ENDED JUNE 30, 2006
                                   (UNAUDITED)
                              (dollars in millions)

                                                                                                 Accumulated
                                                                                                    Other
                                                 Capital in                     Comprehensive   Comprehensive
                                   Common        Excess of       Accumulated       Income          Income
                                    Stock        Par Value        Deficit          (Loss)           Loss          Total
                                ------------    ------------    ------------    -------------   -------------   ---------
Balance at September 30, 2005             --    $       68.3    $     (178.1)                   $       (45.4)  $  (155.2)
Walter's investment in
 subsidiary                               --           932.9              --                               --       932.9
Dividend to Walter                        --          (444.5)             --                               --      (444.5)
Dividend to Walter for
 acquisition costs                        --           (12.0)             --                               --       (12.0)
Forgiveness of U.S. Pipe
 payable to Walter                        --           443.6              --                               --       443.6
Proceeds from issuance
 of common stock                $        1.1           428.2              --                               --       429.3
Employee and director
 stock compensation                       --             0.5              --                               --         0.5
Comprehensive income
 (loss)
  Net loss                                --              --           (11.8)           (11.8)             --       (11.8)
  Other comprehensive
   income (loss),
   net of tax
    Unrealized gain on
     interest rate swaps                  --              --              --              5.3             5.3         5.3
    Foreign currency
     translation
     adjustments                          --              --              --              2.1             2.1         2.1
Comprehensive loss                                                              $        (4.4)
Balance at June 30, 2006        $        1.1    $    1,417.0    $     (189.9)                   $       (38.0)  $ 1,190.2

                          MUELLER WATER PRODUCTS, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)

                                           For the nine months ended
                                                    June 30,
                                           ---------------------------
                                               2006           2005
                                           ------------   ------------
                                              (dollars in millions)

OPERATING ACTIVITIES
Net loss                                   $      (11.8)  $       (7.1)
Adjustments to reconcile net loss to
 net cash provided by operating
 activities:
  Depreciation                                     51.6           19.7
  Amortization of intangibles                      21.0             --
  Amortization of deferred financing
   fees                                             7.8             --
  Accretion on debt                                10.3             --
  Loss on disposal of property, plant
   and equipment                                    1.3             --
  Stock-based compensation expense                  1.0             --
  Impairments of property, plant and
   equipment                                       21.6             --
  Provision for deferred income taxes             (25.8)           8.5
  Gain on interest rate swaps                      (0.5)            --
  Other, net                                       (2.0)            --
Changes in assets and liabilities,
 net of the effects of acquisitions:
  Receivables                                     (11.6)           3.3
  Inventories                                      58.8          (49.8)
  Income taxes payable                               --            3.8
  Prepaid expenses and other current
   assets                                           1.8             --
  Other non-current assets                         (0.4)            --
  Pension and other long-term
   liabilities                                      2.5            3.1
  Accounts payable, accrued expenses
   and other current liabilities                  (32.6)           3.4
Net cash provided by operating
 activities                                        93.0          (15.1)
INVESTING ACTIVITIES
Additions to property, plant and
 equipment                                        (48.0)         (15.7)
Acquisitions of businesses, net of
 cash acquired                                    (15.5)            --
Increase in amounts due to (from)
 Walter                                           (12.5)          33.1
Net cash provided by (used in)
 investing activities                             (76.0)          17.4
FINANCING ACTIVITIES
Increase (decrease) in dollar value
 of bank checks outstanding                        12.0           (2.4)
Proceeds from short-term borrowings                55.9             --
Retirement of short-term debt                     (55.9)            --
Proceeds from long-term debt                    1,050.0             --
Retirement of long-term debt,
 including capital lease obligations             (866.9)            --
Proceeds from issuance of common
 stock                                            429.3             --
Payment of deferred financing fees                (21.6)            --
Dividend to Walter                               (444.5)            --
Dividend to Walter for acquisition
 costs                                            (12.0)            --
Walter contribution of Predecessor
 Mueller's cash                                    76.3             --
Net cash provided by (used in)
 financing activities                             222.6           (2.4)
Effect of exchange rate changes on
 cash                                               0.1             --
Net increase (decrease) in cash and
 cash equivalents                                 239.7           (0.1)
Cash and cash equivalents at
 beginning of period                                 --            0.1
Cash and cash equivalents at end of
 period                                    $      239.7   $         --

    Schedule of non-cash investing and financing activities:

On October 3, 2005, the Company's parent, Walter Industries, purchased all the outstanding common stock of Predecessor Mueller.

                                                (dollars in millions)
                                                ---------------------
Contribution of Predecessor Mueller by Walter         $  932.9
Less:  Cash of Predecessor Mueller received              (76.3)
Total net assets received excluding cash              $  856.6

Subsequent to the Acquisition, the Company's parent, Walter Industries, forgave an intercompany receivable with U.S. Pipe of $443.6 million.

                          MUELLER WATER PRODUCTS, INC.
                 RECONCILIATION OF ADJUSTED EBITDA TO NET INCOME
                                   (UNAUDITED)
                              (dollars in millions)

                                  For the three          For the nine          Last twelve
                                      months                months                months
                                  ended June 30,        ended June 30,        ended June 30,
                               -------------------   -------------------   -------------------
                                 2006       2005       2006       2005       2006       2005
                               --------   --------   --------   --------   --------   --------
Reported GAAP Operating
 Income (Expense)
     Mueller                   $   56.8   $   47.8   $   92.2   $  115.0   $  145.2   $  162.3
     U.S. Pipe                      7.6       10.3      (27.4)      11.6      (18.1)      18.2
     Anvil                         12.2       12.9       15.7       34.6       26.1       45.8
     Corporate                     (7.4)     (11.8)     (22.7)     (29.8)     (33.1)     (38.0)
     Consolidating
      Eliminations                  0.2         --       (0.4)        --       (0.4)        --
                                   69.4       59.2       57.4      131.4      119.7      188.3
Depreciation
     Mueller                        6.8        4.6       19.5       16.2       24.1       22.1
     U.S. Pipe                      5.4        6.6       17.0       19.7       23.2       26.1
     Anvil                          5.0        3.8       14.9       11.4       18.7       15.5
     Corporate                       --        2.2        0.2        7.0        2.9        9.3
                                   17.2       17.2       51.6       54.3       68.9       73.0
Intangible Amortization
     Mueller                        6.2        0.3       18.4        0.7       18.7        0.9
     Anvil                          1.2        0.5        2.6        1.5        2.8        2.0
     Corporate                       --         --         --         --         --        1.8
                                    7.4        0.8       21.0        2.2       21.5        4.7
Unusual Adjustments
     US Pipe Chatt Plant
      Closure Costs                 3.2         --       49.9         --       49.9         --
     US Pipe Environmental
      Insurance Proceeds             --         --         --       (5.1)        --       (7.0)
     Corporate - Sale of
      Mueller Transaction
      Expenses                       --        1.4         --        1.4        3.1        1.4
     Mueller Inventory Step-
      Up                            0.2         --       53.3         --       53.3         --
     Anvil Inventory Step-Up         --         --       17.3         --       17.3         --
                                    3.4        1.4      120.5       (3.7)     123.6       (5.6)
Adjusted EBITDA
     Mueller                       70.0       52.7      183.4      131.9      241.3      185.3
     U.S. Pipe                     16.2       16.9       39.5       26.2       55.0       37.3
     Anvil                         18.4       17.2       50.5       47.5       64.9       63.3
     Corporate                     (7.4)      (8.2)     (22.5)     (21.4)     (27.1)     (25.5)
     Consolidating
      Eliminations                  0.2         --       (0.4)        --       (0.4)        --
                                   97.4       78.6      250.5      184.2      333.7      260.4

Reported GAAP Operating
 Income                            69.4       59.2       57.4      131.4      119.7      188.3
Interest expense, net of
 interest income                  (31.9)     (27.9)     (94.2)     (83.2)    (121.9)    (110.2)
Income tax (expense) benefit        1.3      (11.7)      25.0      (23.3)      10.6      (35.0)
Net Income                     $   38.8   $   19.6   $  (11.8)  $   24.9   $    8.4   $   43.1

                          MUELLER WATER PRODUCTS, INC.
                 RECONCILIATION OF ADJUSTED EBITDA TO NET INCOME
                                   (UNAUDITED)
                              (dollars in millions)

                                              For the three months
                                                  ended June 30,
                                           ---------------------------
                                               2006           2005
                                           ------------   ------------
Adjusted EBITDA                            $       97.4   $       78.6
Adjustments:
             Depreciation                         (17.2)         (17.2)
             Amortization of
              Intangibles                          (7.4)          (0.8)
             Closure of U.S. Pipe
              Chattanooga facility                 (3.2)            --
             Sale of Mueller
              transaction expenses                   --           (1.4)
             Inventory step-up                     (0.2)            --
             Interest expense, net of
              interest income                     (31.9)         (27.9)
             Income tax expense                     1.3          (11.7)
             Net income                    $       38.8   $       19.6

                                               For the nine months
                                                  ended June 30,
                                           ---------------------------
                                               2006           2005
                                           ------------   ------------
Adjusted EBITDA                            $      250.5   $      184.2
Adjustments:
             Depreciation                         (51.6)         (54.3)
             Amortization of
              Intangibles                         (21.0)          (2.2)
             Closure of U.S. Pipe
              Chattanooga facility                (49.9)            --
             Sale of Mueller
              Transaction Expenses                   --           (1.4)
             Inventory step-up                    (70.6)            --
             Environmental insurance
              proceeds                               --            5.1
             Interest expense, net of
              interest income                     (94.2)         (83.2)
             Income tax (expense)
              benefit                              25.0          (23.3)
             Net income                    $      (11.8)  $       24.9

                          MUELLER WATER PRODUCTS, INC.
               RECONCILIATION OF FORECASTED ADJUSTED EBITDA TO NET
                                     INCOME
                                   (UNAUDITED)
                              (dollars in millions)

                                                      Range
                                           ---------------------------
                                               Low            High
                                           ------------   ------------
Forecasted Adjusted EBITDA for fiscal
 year ending September 30, 2006            $      340.0   $      350.0

Adjustments to reconcile to net
 income:
    Depreciation                                  (68.4)         (68.4)
    Amortization of intangibles                   (28.0)         (28.0)
    Closure of U.S. Pipe Chattanooga
     facility                                     (49.9)         (49.9)
    Inventory step-up                             (70.8)         (70.8)
    Interest expense, net of interest
     income                                      (124.8)        (124.8)
    Income before taxes                            (1.9)           8.1
    Income tax expense                             (0.2)          (4.2)
    Net income (loss)                      $       (2.1)  $        3.9

SOURCE  Mueller Water Products, Inc.
    -0-                             08/01/2006
    /CONTACT: Joseph J. Troy, Sr. Vice President, +1-813-871-4404, or jtroy@walterind.com, or Media, Michael A. Monahan, Director - Corporate Communications, +1-813-871-4132, or mmonahan@walterind.com, both of Walter Industries/
    /Photo:  http://www.newscom.com/cgi-bin/prnh/20060801/FLTU029LOGO
              AP Archive:  http://photoarchive.ap.org
              PRN Photo Desk, photodesk@prnewswire.com /
    /Web site:  http://www.muellerwaterproducts.com /